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                                                                    EXHIBIT 10.3


                                  AMENDMENT TO
                             THE QUANEX CORPORATION
                          1997 KEY EMPLOYEE STOCK PLAN


         THIS AGREEMENT by Quanex Corporation (the "Company"),

                                  WITNESSETH:

         WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the "Quanex Corporation 1997 Key Employee Stock Plan" (the "Plan");

         WHEREAS, the Board of Directors of the Company retained the right in
Article XI of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;

         NOW, THEREFORE, effective July 1, 2000, the Plan is hereby amended, effective with respect to both awards of restricted stock outstanding on the date of the adoption of this amendment and all restricted stock granted under the Plan in the future, as follows:

         (1) Section 7.3 is hereby amended and restated in its entirety as follows:

                  7.3 WITHHOLDING OF TAXES. When shares of Restricted Stock become vested, the Restricted Stock Award recipient shall (i) pay the Company an amount of money necessary to satisfy the Company's tax withholding obligations under the Code and applicable state or local law arising from the vesting of such Restricted Stock or, (ii) elect to receive a reduced number of shares of Common Stock to satisfy the Company's tax withholding obligations.

                  At the time a Restricted Stock Award recipient's shares of Restricted Stock become vested, the Company shall calculate the amount of the Company's tax withholding obligations on the assumption that all such vested shares of Restricted Stock are made available for delivery. The Restricted Stock Award recipient may pay the Company the amount of the Company's tax withholding obligations by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars. Such payment, if any, shall be delivered to the Company within three days after the date of the lapse of restrictions. If the Restricted



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         Stock Award recipient does not timely pay the Company an amount necessary to satisfy the Company's withholding obligation, he shall be deemed to have elected to have the Company withhold shares of the Restricted stock to satisfy the Company's withholding obligation. In the event that a Restricted Stock Recipient is deemed to have made such an election, the Company shall (i) reduce the number of vested shares of Restricted Stock made available for delivery so that the Fair Market Value of the shares withheld on the vesting date approximates the amount of tax the Company is obliged to withhold and (ii) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Restricted Stock Award recipient, in the amount of the withholding tax due.

                  If the Restricted Stock Award recipient is deemed to have elected to receive a reduced number of shares of Common Stock to satisfy the Company's tax withholding obligations, the Company shall withhold only the number of whole shares of Common Stock necessary to satisfy its minimum statutory withholding obligation, which shall be based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the Restricted Stock Award recipient's taxable income arising from the vesting of his Restricted Stock. If the Fair Market Value of the withheld shares does not equal Company's minimum statutory withholding amount due, the Company shall withhold whole shares with a Fair Market Value slightly less than the minimum statutory withholding amount due. The Restricted Stock Award recipient shall pay to the Company the remaining balance of the minimum statutory withholding amount due by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

                  The withheld shares of Restricted Stock not made available for delivery by the Company shall be retained as treasury stock or will be canceled and, in either case, the recipient's right, title and interest in such Restricted Stock shall terminate.

                  All references to the Restricted Stock recipient in this
         Section 7.3 shall be deemed to be references to the estate of the Restricted Stock recipient, if applicable.

         (2) Section 8.2 is hereby amended and restated in its entirety as follows:

                  8.2 CONSEQUENCE OF VESTING. Subject to Article IX, when shares of Restricted Stock become vested, the Restricted Period shall be terminated as to those shares, and, upon satisfaction of the Company's required tax withholding obligation in the manner specified in Section 7.3, the Company shall deliver to the Restricted Stock Award recipient (or his estate, if applicable) a Common Stock certificate representing those shares and all Retained Distributions made or declared with respect to those shares.